Exhibit 10.2

RESTRUCTURING AGREEMENT AND

ELEVENTH AMENDMENT TO SENIOR CREDIT AGREEMENT

This Agreement is entered into as of March 31, 2025 by and among Local Bounti Operating Company LLC, a Delaware limited liability company (the “Company”), Local Bounti Corporation, a Delaware corporation (“Holdings”), the other Guarantors signatory hereto, the Subsidiary Borrowers signatory hereto, Cargill Financial Services International, Inc., a Delaware corporation (“CFSI”), in its capacity as the Senior Lender (as defined below), and CFSI, in its capacity as the Subordinated Lender (as defined below).

The Company and CFSI are parties to (i) a Credit Agreement dated as of September 3, 2021 (as amended by a First Amendment to Credit Agreements and Subordination Agreement dated as of March 14, 2022 (the “First Amendment”), a Second Amendment to Credit Agreements dated as of August 11, 2022 (and effective as of June 30, 2022) (the “Second Amendment”), a Third Amendment to Credit Agreements dated as of December 30, 2022 (the “Third Amendment”), a Fourth Amendment to Credit Agreements dated as of January 6, 2023 (the “Fourth Amendment”), a Fifth Amendment to Credit Agreements dated as of March 13, 2023 (the “Fifth Amendment”), a Sixth Amendment to Credit Agreements dated as of March 28, 2023 (the “Sixth Amendment”), a Seventh Amendment to Credit Agreements dated as of October 2, 2023 (the “Seventh Amendment”), an Eighth Amendment to Credit Agreements dated as of January 23, 2024 (the “Eighth Amendment”), a Ninth Amendment to Credit Agreements dated as of March 26, 2024 (the “Ninth Amendment”), and a Tenth Amendment to Credit Agreements dated as of June 28, 2024 (the “Tenth Amendment”), and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Senior Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto, as borrowers (the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”), and CFSI, as lender (in such capacity, the “Senior Lender”), and (ii) a Subordinated Credit Agreement dated as of September 3, 2021 (as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment and the Tenth Amendment, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Subordinated Credit Agreement” and, together with the Senior Credit Agreement, the “Credit Agreements”), among the Company, the Subsidiary Borrowers from time to time party thereto, and CFSI, as lender (in such capacity, the “Subordinated Lender”).

The Company, the Senior Lender and the Subordinated Lender have engaged in arm’s length, good faith negotiations regarding a restructuring of the existing indebtedness of the Company and the other Loan Parties under the Senior Credit Agreement and the Subordinated Credit Agreement on the terms and conditions set forth in this Agreement.

ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. As used herein, capitalized terms defined in the Credit Agreements and not otherwise defined herein shall have the meanings given them in the Credit Agreements. In addition, as used in this Agreement:

“Amended Senior Credit Agreement” means the Senior Credit Agreement as amended by this Agreement.

“Continuing Obligations” means (a) obligations which survive termination pursuant to the express terms of the Subordinated Loan Documents and (b) contingent reimbursement obligations and indemnity obligations contained in the Subordinated Loan Documents.

“Debt Cancellation and Reduction” means the Subordinated Debt Cancellation and the Senior Debt Reduction.

“Senior Debt Reduction” has the meaning assigned to such term in Section 3(b) of this Agreement.

“Senior Guaranties” means the “Guaranties” as defined in the Senior Credit Agreement

“Senior Loan Documents” means the “Loan Documents” as defined in the Senior Credit Agreement.

“Senior Obligations” means the “Obligations” as defined in the Senior Credit Agreement.

“Senior Security Agreement” means the “Security Agreement” as defined in the Senior Credit Agreement

“Senior Term Loans” means the “Term Loans” as defined in the Senior Credit Agreement.

“Specified Defaults” means the Defaults and Events of Default set forth on Schedule 1 attached hereto.

“Specified Farm” means, individually and collectively, the Pasco (Washington) Farm, the Warner Robins (Georgia) Farm and the Mt. Pleasant (Texas) Farm.

“Subordinated Debt Cancellation” has the meaning assigned to such term in Section 3(a) of this Agreement.

“Subordinated Loan Documents” means the “Loan Documents” as defined in the Subordinated Credit Agreement.

“Subordinated Obligations” means the “Obligations” as defined in the Subordinated Credit Agreement.

“Subordinated Term Loans” means the “Term Loans” as defined in the Subordinated Credit Agreement.

2. Acknowledgments and Agreements. Each Loan Party hereby represents, warrants, acknowledges and agrees as follows:

(a) Recitals. The Recitals to this Agreement are true and correct.

(b) Outstanding Loans.

(i) As of March 31, 2025, (A) the outstanding aggregate principal amount of all Senior Term Loans was $437,377,165.89 (which amount, for the avoidance of doubt, is the sum of (x) Senior Term Loans with a principal balance of $361,630,895.02 as of such date plus (y) a Specified PIK Amount (as defined in the Senior Credit Agreement prior to giving effect to this Agreement) equal to $75,746,270.87 for unpaid interest accrued through December 31, 2024 and capitalized on January 2, 2025 pursuant to Section 2.3(a)(I)-(V) of the Senior Credit Agreement, and (B) accrued and unpaid interest on the Senior Term Loans (for the period commencing January 1, 2025 and ending March 30, 2025) was $13,663,820.04, which accrued interest has not been paid in cash or capitalized as part of any Specified PIK Interest as of the date hereof).

(ii) As of March 31, 2025, (A) the outstanding aggregate principal amount of all Subordinated Term Loans was $56,307,321.94 (which amount, for the avoidance of doubt, is the sum of (x) Subordinated Term Loans with a principal balance of $42,500,000.00 as of such date plus (y) a Specified PIK Amount (as defined in the Subordinated Credit Agreement prior to giving effect to this Agreement) equal to $13,807,321.94 for unpaid interest accrued through December 31, 2024 and capitalized on January 2, 2025 pursuant to Section 2.3(a)(I)-(V) of the Subordinated Credit Agreement, and (B) accrued and unpaid interest on the Subordinated Term Loans (for the period commencing January 1, 2025 and ending March 30, 2025) was $1,740,052.66., which accrued interest has not been paid in cash or capitalized as part of any Specified PIK Interest as of the date hereof).

(c) No Restriction, Setoff, Etc. The Senior Obligations and the Subordinated Obligations are not subject to any restriction, setoff, deduction, claim, counterclaim or defense of any Loan Party of any kind or character whatsoever.

(d) Loan Documents. Each Senior Loan Document and each Subordinated Loan Document to which a Loan Party is a party is the valid and binding agreement of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity, and as to each of which there are no restrictions, setoffs, deductions, claims, counterclaims or defenses of any Loan Party of any kind or character whatsoever.

(e) Collateral.

(i) The Senior Lender has a valid, enforceable and (subject only to Permitted Liens (as defined in the Senior Credit Agreement)) first-priority perfected security interest in and Lien on the assets and property of each Loan Party, as to which there are no restrictions, setoffs, deductions, claims, counterclaims or defenses of the Loan Parties of any kind or character whatsoever, which security interest and Lien secures the Senior Obligations.

(ii) The Subordinated Lender has a valid, enforceable and (subject only to Permitted Liens (as defined in the Subordinated Credit Agreement, including the Senior Lender’s Liens securing the Senior Obligations) first-priority perfected security interest in and Lien on the assets and property of each Loan Party, as to which there are no restrictions, setoffs, deductions, claims, counterclaims or defenses of the Loan Parties of any kind or character whatsoever, which security interest and Lien secures the Subordinated Obligations.

(f) No Course of Dealing. There exists no course of dealing among the Senior Lender, the Subordinated Lender and the Loan Parties, and neither this Agreement, nor the funding of any Senior Term Loan in the Senior Lender’s sole discretion (whether before, on or after the date hereof), nor the funding of any Subordinated Term Loan by the Subordinated Lender (whether before, on or after the date hereof), constitutes a course of dealing.

(g) Conduct. Each of the Senior Lender and the Subordinated Lender has fully and timely performed all of its obligations and duties in compliance with the Senior Loan Documents and the Subordinated Loan Documents, respectively, and Applicable Law, and each has acted reasonably, in good faith and appropriately under the circumstances.

(h) Farm Projects.

(i) The Borrowers hereby certify that (A) the Completion Deadline for the Pasco (Washington) Farm is August 29, 2025 (provided that, if a Responsible Officer of the Company (and, at the Senior Lender’s request, the Project Consultant) shall have delivered to the Senior Lender a certificate (in form and substance reasonably acceptable to the Senior Lender) certifying that, as of August 29, 2025, (1) the only services remaining to be furnished at the Pasco (Washington) Farm are to be furnished by Vendor A (as defined in Schedule 1 below) and/or Vendor B (as defined in Schedule 1 below), and (2) the aggregate cost of such services (together with the cost of remaining services (if any) at the Warner Robins (Georgia) Farm and the Mt. Pleasant (Texas) Farm) does not exceed the Escrowed Amount (as defined in Section 2(j) below), then such Completion Deadline shall be deemed to be extended to December 31, 2025) and (B) the remaining aggregate amount of Project Costs (excluding the Escrowed Amount) to be incurred or paid on and after the date hereof in order to achieve Completion of the Pasco (Washington) Farm prior to the foregoing Completion Deadline is $420,000. The Borrowers hereby represent that the remaining aggregate amount of Project Costs to be incurred on and after the date hereof in order to achieve Completion of the Pasco (Washington) Farm prior to the foregoing Completion Deadline does not exceed such foregoing amount.

(ii) The Borrowers hereby certify that (A) the Completion Deadline for the Warner Robins (Georgia) Farm is August 29, 2025 (provided that, if a Responsible Officer of the Company (and, at the Senior Lender’s request, the Project Consultant) shall have delivered to the Senior Lender a certificate (in form and substance reasonably acceptable to the Senior Lender) certifying that, as of August 29, 2025, (1) the only services remaining to be furnished at the Warner Robins (Georgia) Farm are to be furnished by Vendor A and/or Vendor B, and (2) the aggregate cost of such services (together with the cost of remaining services (if any) at the Pasco (Washington) Farm and the Mt. Pleasant (Texas) Farm) does not exceed the Escrowed Amount, then such Completion Deadline shall be deemed to be extended to December 31, 2025) and (B) the remaining aggregate amount of Project Costs (excluding the Escrowed Amount) to be incurred or paid on and after the date hereof in order to achieve Completion of the Warner Robins (Georgia) Farm prior to the foregoing Completion Deadline is $225,000. The Borrowers hereby represent that the remaining aggregate amount of Project Costs to be incurred on and after the date hereof in order to achieve Completion of the Warner Robins (Georgia) Farm prior to the foregoing Completion Deadline does not exceed such foregoing amount.

(iii) The Borrowers hereby certify that (A) the Completion Deadline for the Mt. Pleasant (Texas) Farm is August 29, 2025 (provided that, if a Responsible Officer of the Company (and, at the Senior Lender’s request, the Project Consultant) shall have delivered to the Senior Lender a certificate (in form and substance reasonably acceptable to the Senior Lender) certifying that, as of August 29, 2025, (1) the only services remaining to be furnished at the Mt. Pleasant (Texas) Farm are to be furnished by Vendor A and/or

Vendor B, and (2) the aggregate cost of such services (together with the cost of remaining services (if any) at the Pasco (Washington) Farm and the Warner Robins (Georgia) Farm) does not exceed the Escrowed Amount, then such Completion Deadline shall be deemed to be extended to December 31, 2025) and (B) the remaining aggregate amount of Project Costs (excluding the Escrowed Amount) to be incurred or paid on and after the date hereof in order to achieve Completion of the Mt. Pleasant (Texas) Farm prior to the foregoing Completion Deadline is $310,000. The Borrowers hereby represent that the remaining aggregate amount of Project Costs to be incurred on and after the date hereof in order to achieve Completion of the Mt. Pleasant (Texas) Farm prior to the foregoing Completion Deadline does not exceed such foregoing amount.

(i) Phase 2 at Farms. As of the date hereof, neither the Senior Lender nor the Subordinated Lender has agreed to or approved a “phase 2” or other expansion of any Farm or Farm Project.

(j) Escrowed Amounts. As of the date hereof, (i) the Borrowers have deposited $2,455,046.13 in escrow with the Disbursing Agent in connection with services to be furnished by, and future payments to, Vendor A (such amount deposited in escrow, the “Vendor A Escrowed Amount”), and (ii) the Borrowers have deposited $1,451,097.52 in escrow with the Disbursing Agent in connection with services to be furnished by, and future payments to, Vendor B (such amount deposited in escrow, the “Vendor B Escrowed Amount” and, together with the Vendor A Escrowed Amount, the “Escrowed Amount”).

3. Cancellation and Reduction of Certain Indebtedness.

(a) Cancellation of Subordinated Indebtedness. The Subordinated Lender and the Loan Parties hereby agree that, upon the satisfaction of all terms and conditions set forth in Section 8 below, (i) all outstanding principal and interest with respect to the Subordinated Term Loans and all other Subordinated Obligations under the Subordinated Credit Agreement and the other Subordinated Loan Documents (other than any Continuing Obligations) shall automatically and immediately be deemed paid in full (such deemed payment and satisfaction in full, the “Subordinated Debt Cancellation”), (ii) the Subordinated Loan Documents shall automatically and immediately terminate and shall be of no further force or effect (other than those provisions therein that survive termination pursuant to the express terms of the Subordinated Loan Documents), (iii) all security interests in and other Liens on the assets of the Loan Parties created in favor of the Subordinated Lender to secure the Subordinated Obligation shall be deemed automatically released, and (iv) the Subordinated Lender shall execute and deliver to the Borrowers the UCC-3 termination statements, intellectual property releases and mortgage releases attached as Annex D hereto. The Subordinated Lender agrees to promptly take such action and execute and deliver to the Borrowers such additional releases, terminations or notices as the Borrowers may reasonably request from time to time to effectuate the purposes of this Agreement or evidence the releases and terminations referenced in the preceding subclause (iii), in each case, if requested after the date hereof, at the Borrowers’ sole cost and expense (and with the Borrowers to reimburse the Subordinated Lender for any such action promptly after demand therefor). Notwithstanding the foregoing or anything to the contrary in this Agreement, each Loan Party acknowledges and agrees that the Subordinated Debt Cancellation in this Section 3(a) is limited to the obligations and liabilities of the Loan Parties under the Subordinated Loan Documents only, and the Loan Parties shall remain obligated to the Senior Lender for payment and performance in full of the Senior Obligations under the Senior Loan Documents (as amended by this Agreement).

(b) Reduction of Senior Indebtedness. The Senior Lender and the Loan Parties hereby agree that, upon the satisfaction of all terms and conditions set forth in Section 8 below, Senior Obligations in an aggregate amount of $139,040,985.93 (which amount, for the avoidance of doubt, is the sum of (x) outstanding principal with respect to the Senior Term Loans in an amount equal to $49,630,895.02, (y) the Specified PIK Amount (as defined in the Senior Credit Agreement prior to giving effect to this Agreement) in an amount equal to $75,746,270.87 for unpaid interest accrued through December 31, 2024 and capitalized on January 2, 2025 pursuant to Section 2.3(a)(I)-(V) of the Senior Credit Agreement (as in effect immediately prior to giving effect to this Agreement), and (z) all unpaid interest on the Senior Term Loans accrued prior to the date hereof in an aggregate amount equal to $13,663,820.04) shall automatically and immediately be deemed cancelled and discharged (such deemed cancellation and discharge, the “Senior Debt Reduction”). For the avoidance of doubt, immediately after giving effect to such Senior Debt Reduction, the outstanding aggregate principal amount of all Senior Term Loans as of the date hereof shall be $312,000,000.00.

4. Amendments to Senior Credit Agreement.

(a) The Senior Credit Agreement is hereby amended to delete all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add all underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the redline of the Senior Credit Agreement attached hereto as Annex A-1. Annex A-2 attached hereto sets forth a clean copy of the Senior Credit Agreement after giving effect to this Agreement.

(b) Exhibits C, E and G to the Senior Credit Agreement are hereby amended and restated in the forms of Annex B-1, B-2 and B-3 attached hereto, respectively.

5. Amendment to Senior Security Agreement. Exhibit C to the Senior Security Agreement is hereby amended and restated in its entirety in the form of Annex C attached hereto. Furthermore, each Loan Party hereby reaffirms its grant of a security interest under the Senior Security Agreement, and for the avoidance of doubt, hereby grants a security interest to the Senior Lender to secure the Senior Obligations in such Loan Party’s right, title and interest in and to the commercial tort claims described in Annex C.

6. Waiver of Specified Defaults. Each Loan Party acknowledges and agrees that the Specified Defaults have occurred and are continuing as of the date hereof. At the request of the Loan Parties, the Senior Lender and the Subordinated Lender hereby waive the Specified Defaults upon the satisfaction of all terms and conditions set forth in Section 8 below. The foregoing waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle any Loan Party to any other or further waiver in the same, similar or other circumstances.

7. Representations and Warranties. Each Loan Party represents and warrants to the Senior Lender and the Subordinated Lender as follows:

(a) Such Loan Party is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each Loan Party (i) has all requisite power and authority, all requisite governmental licenses, authorizations, consents and approvals and all requisite organizational, including any needed shareholder, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute and deliver this Agreement and perform its obligations under this Agreement, the Senior Credit Agreement as amended hereby, the other

Senior Loan Documents and each agreement, instrument or document entered into pursuant to any of the foregoing (collectively, the “Transaction Documents”), and (ii) is duly qualified and is licensed and, if applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in the case of clause (ii), in jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to result in a Material Adverse Effect.

(b) The execution and delivery by such Loan Party of this Agreement and each other agreement, instrument and document entered into in connection herewith, and the performance by such Loan Party of the Transaction Documents, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, (A) any Contractual Obligation (including, without limitation, any Material Agreement or any Contractual Obligation relating to borrowed money) to which such Loan Party is a party or affecting any such Loan Party or the properties of such Loan Party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or (iii) violate any Law.

(c) This Agreement and each other agreement, instrument and document entered into in connection herewith has been duly executed and delivered by such Loan Party. This Agreement and each other Transaction Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

(d) Except to the extent relating to the Specified Defaults, all of the representations and warranties contained in the Loan Documents, including without limitation in Article III of each Credit Agreement, are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof.

(e) No Default or Event of Default (other than the Specified Defaults) has occurred and is continuing as of the date hereof, and no Default or Event of Default would result from, (i) the execution and delivery of this Agreement or any other agreement, instrument or document entered into in connection herewith or (ii) the consummation of the transactions contemplated under this Agreement, the Senior Credit Agreements as amended hereby or the other Transaction Documents.

8. Effectiveness. Sections 3 through (and including) 6 of this Agreement shall be effective as of the date hereof only if the Senior Lender and the Subordinated Lender has each received, on or before the date of this Agreement, each of the following, each in form and substance acceptable to the Senior Lender and the Subordinated Lender in their sole discretion:

(a) a copy of this Agreement, duly executed by the Loan Parties, the Senior Lender and the Subordinated Lender;

(b) a Term Loan Note, amending and restating (without novating) the Term Loan Note under the Senior Credit Agreement in effect immediately prior to the effectiveness of this Agreement, duly executed by the Borrowers;

(c) a certificate of a Responsible Officer of each Loan Party, attaching (i) the Organizational Documents of such Loan Party, (ii) resolutions or other action of the Governing Board of such Loan Party approving the execution and delivery of this Agreement and the other Transaction Documents to which such Loan Party is a party and the performance of this Agreement, the Senior Credit Agreement as amended hereby, the other Transaction Documents and each other agreement, instrument or document entered into in connection with any of the foregoing, and (iii) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Transaction Documents to which it is a party; provided, that (A) in the case of the foregoing clause (i), in lieu of attaching Organizational Documents, such Loan Party may certify that the Organizational Documents of such Loan Party which were certified to the Senior Lender pursuant to the most recent certificate of a Responsible Officer delivered by such Loan Party to the Senior Lender (such certificate, the “Prior Certificate”) continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof, and (B) in the case of the foregoing clause (iii), in lieu of attaching an incumbency certificate, such Loan Party may certify that the officers and other Persons who were certified to the Senior Lender pursuant to the Prior Certificate as being authorized to sign and to act on behalf of such Loan Party continue to be so authorized and continue to hold the offices set forth in the Prior Certificate;

(d) a certificate of status, compliance or like certificate for each Loan Party from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of such Person, each dated not more than thirty (30) days prior to the date hereof;

(e) an appropriately completed Perfection Certificate with respect to the Loan Parties, dated as of the date hereof and duly executed by a Responsible Officer of the Company (in its capacity as the Administrative Borrower);

(f) an annual business plan and budget for the Consolidated Group for the Fiscal Year ending December 31, 2025, approved by the board of directors of Holdings, including the projected balance sheets, income statements, capital expenditures budget and cash flow statements for the Consolidated Group, on a consolidated basis, for each month of such Fiscal Year, together with the Total Budgeted EBITDA (as defined in the Amended Senior Credit Agreement) of the Consolidated Group and the Individual Budgeted EBITDA (as defined in the Amended Senior Credit Agreement) of each Farm and Farm Project for such Fiscal Year;

(g) with respect to the PIPE Issuance (as defined in the Amended Senior Credit Agreement):

(i) a true, correct and complete copy of each of the PIPE Purchase Agreement and the other PIPE Transaction Documents (as defined in the Amended Senior Credit Agreement), in each case duly executed by the parties thereto, and evidence of the filing of the Series A Certificate of Desigation (as defined in the Amended Senior Credit Agreement); and

(ii) evidence that Holdings has received (or, substantially concurrently with the effectiveness of this Agreement, will receive) cash proceeds from each Investor (as defined in the PIPE Purchase Agreement) in an amount equal to such Investor’s Subscription Amount (as defined in the PIPE Purchase Agreement) in accordance with the terms of the PIPE Purchase Agreement (including, without limitation, Section 3.2 of the PIPE Purchase Agreement);

(h) true, correct and complete copies of amendments to (or amendments and restatements of) each of the 2023 Warrant and the Closing Date Warrant Agreement (which amendment (or amendment and restatement), in the case of the 2023 Warrant, among things, (i) reduces the Exercise Price (as defined therein) from $6.50 to $4.00 and (ii) extends the Termination Date (as defined therein) to March 31, 2033), duly executed by the parties thereto;

(i) a true, correct and complete copies of the Support Agreements (as defined in the Amended Senior Credit Agreement), duly executed by each of the parties thereto;

(j) opinions of counsel to the Loan Parties, in form and substance satisfactory to the Senior Lender and the Subordinated Lender;

(k) updated sworn construction cost statements of the Borrowers with respect to (i) the Pasco (Washington) Farm and the Mt. Pleasant (Texas) Farm, dated as of February 28, 2025, and (ii) the Warner Robins (Georgia) Farm, dated as of Feburary 26, 2025, in each case duly executed by the Company (in its capacity as the Administrative Borrower);

(l) to the extent not previously delivered to the Senior Lender and the Disbursing Agent (or to the extent that other documentation satisfactory to the Senior Lender and the Disbursing Agent have been delivered to the Senior Lender and the Disbursing Agent), duly executed unconditional Lien waivers from each Person paid for services or material furnished to a Farm Project on or prior to the date hereof and who may have or may be entitled to have a Lien on such Farm Project pursuant to Applicable Law or agreement;

(m) to the extent not previously delivered to the Senior Lender and the Disbursing Agent (or to the extent that an escrow arrangement or other documentation satisfactory to the Senior Lender and the Disbursing Agent have been delivered to the Senior Lender and the Disbursing Agent), a duly executed release, in recordable form, with respect to each mechanic’s lien affidavit, mechanic’s lien notice or similar affidavit or notice recorded with respect to a Specified Farm in the applicable real estate records;

(n) to the extent any invoice amount for Project Costs is disputed by the Borrowers, evidence that cash in an amount equal to 150% (or such other percentage acceptable to the Disbursing Agent and the Senior Lender in their sole discretion) of such disputed invoice amount has been funded in escrow with the Disbursing Agent (or such other Person acceptable to the Disbursing Agent and the Senior Lender in their sole discretion);

(o) evidence that adequate liability, property, business interruption and builder’s risk insurance required to be maintained under the Senior Credit Agreement is in full force and effect, in each case together with certificates naming the Senior Lender as additional insured, mortgagee and lender’s loss payee, as applicable, with respect to the Collateral; and

(p) such other items as the Senior Lender or the Subordinated Lender may require.

9. References. All references in the Senior Credit Agreement to “this Agreement” shall be deemed to refer to such Senior Credit Agreement as amended hereby and any and all references in any other Senior Loan Documents to the Senior Credit Agreement shall be deemed to refer to the Senior Credit Agreement as amended hereby.

10. No Other Changes. Except as expressly set forth herein, all terms of the Senior Credit Agreement and each of the other Senior Loan Documents remain in full force and effect.

11. No Waiver. Except to the extent expressly set forth in Section 6 above, neither the execution of this Agreement or of any other agreement, instrument or document contemplated hereunder, nor any oral or written communication between the Senior Lender, the Subordinated Lender and any Loan Party, nor the making of any financial accommodation, nor any acceptance of any payment of the Senior Obligations or the Subordinated Obligations, nor any forbearance, amendment or consent or any other action or omission on the part of the Senior Lender or the Subordinated Lender, shall be deemed to be a waiver, modification or release of any Default or Event of Default or any other breach, default or event of default under any Loan Document or other document held by the Senior Lender or the Subordinated Lender, whether known or unknown, now existing or hereafter arising, or of any rights or remedies of the Senior Lender or the Subordinated Lender under the Loan Documents or Applicable Law, as to which all rights and remedies of the Senior Lender and the Subordinated Lender are and shall continue at all times to be expressly reserved by the Senior Lender and the Subordinated Lender.

12. Release of Lenders. By its signature below, each Loan Party, for itself and on behalf of its respective present and former shareholders, members, directors and officers thereof and such Loan Party’s successors (including, without limitation, any trustees or receivers acting on behalf of such Loan Party and any debtor-in-possession with respect to such Loan Party), assigns, subsidiaries, Affiliates and Related Parties (collectively, the “Releasors”), hereby absolutely and unconditionally releases and forever discharges each of the Senior Lender and the Subordinated Lender, and any and all of the Senior Lender’s and the Subordinated Lender’s respective participants, parent companies, subsidiaries, Affiliates, insurers, indemnitors, successors and assigns, together with all of the present and former directors, officers, agents, employees and other Related Parties of any of the foregoing (collectively, the “Released Parties”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in Law or equity or upon contract or tort or under any state or federal Law or otherwise, which any Releasor has had, now has or has made claim to have against any Released Party for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured, known or unknown, liquidated or unliquidated, matured or unmatured, or fixed or contingent (such claims, demands and causes of action, collectively, the “Released Claims”). For the avoidance of doubt, each Releasor agrees that the foregoing release is a full and complete waiver of all claims arising on or before the date of this Agreement. Each Releasor agrees not to sue any Released Party or in any way assist any other person or entity in suing a Released Party with respect to any Released Claim.

13. 1542 Statement. Each Loan Party acknowledges that it has been informed of its rights under and the provisions of Section 1542 of the Civil Code of the State of California and expressly waives and relinquishes all rights and benefits that it has or may have had under such statute, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

14. Acknowledgment and Agreement of Guarantors. By its signature below, each Guarantor (i) consents to the terms and execution of this Agreement; (ii) acknowledges that all indebtedness under the Amended Senior Credit Agreement (including all indebtedness outstanding under the Senior Credit Agreement after giving effect to the Senior Debt Reduction), constitutes indebtedness guarantied under each Senior Guaranty and secured by the Collateral Documents (as defined in the Senior Credit Agreement); (iii) reaffirms all of its obligations to the Senior Lender pursuant to the terms of its Senior Guaranty, the Senior Security Agreement and the other Senior Loan Documents to which it is a party; and (iv) acknowledges that the Senior Lender may amend, restate, extend, renew or otherwise modify the Senior Credit Agreement and any indebtedness or agreement of the Borrowers thereunder, or enter into any agreement or extend additional or other credit accommodations in connection therewith, without notifying or obtaining the consent of such Guarantor and without impairing the liability of such Guarantor under any Senior Guaranty, the Senior Security Agreement or any other Senior Loan Document to which it is a party.

15. Costs and Expenses. Notwithstanding Section 8.3(a) of each Credit Agreement, each party hereto hereby agrees to pay its own out-of-pocket expenses (including the fees, charges and disbursements of outside counsel) incurred prior to the date hereof solely in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and the other documents, agreements and certificates contemplated hereunder and thereunder.

16. Interpretation, Tax Liabilities and Advise of Counsel. Each Loan Party acknowledges that it: (i) has been represented, or had the opportunity to be represented, by its own legal counsel, accountants and advisors in connection with this Agreement, the Subordinated Credit Agreement and the other Subordinated Loan Documents, the Senior Credit Agreement as amended hereby and the other Transaction Documents, including, without limitation, with respect to the releases set forth herein; (ii) has exercised independent judgment with respect to this Agreement, the Subordinated Credit Agreement and the other Subordinated Loan Documents, the Senior Credit Agreement as amended hereby and the other Transaction Documents; and (iii) has not relied on the Senior Lender, the Subordinated Lender or their respecitve directors, officers, employees, agents or counsel for any advice with respect to this Agreement, the Subordinated Credit Agreement and the other Subordinated Loan Documents, the Senior Credit Agreement as amended hereby and the other Transaction Documents. No rule of contract construction or interpretation shall be employed to construe this Agreement, the Subordinated Credit Agreement, any other Subordinated Loan Document, the Senior Credit Agreement as amended hereby or any other Transaction Document more strictly against one party or the other. Furthermore, each Loan Party acknowledges and agrees that each of the Subordinated Lender and the Senior Lender may be required and may record and report any forgiven indebtedness to all applicable private, public, quasi-governmental and governmental entities or agencies in accordance with all Applicable Laws, including filing a Form 1099 with the United States Internal Revenue Service. Each Loan Party acknowledges that there may be tax consequences to it arising out of the transactions contemplated by this Agreement, and that it is obligated to pay all taxes of any kind due as the result of the Debt Cancellation and Reduction, and the Borrowers and the other Loan Parties shall indemnify the Senior Lender and the Subordinated Lender and save the Senior Lender and the Subordinated Lender harmless for payment or responsibility for any taxes, fees, penalties or interest.

17. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal law of the State of New York (without giving effect to the conflict of laws principles thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Agreement and all documentation hereunder). The parties hereto acknowledge and agree that this Agreement shall constitute a Senior Loan Document and a Subordinated Loan Document. This Agreement, together with the Senior Credit Agreement as amended hereby and the other Loan Documents and Transaction Documents, comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart signature page by facsimile or by e-mail transmission shall also deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

Signature pages follow.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

LOCAL BOUNTI OPERATING COMPANY LLC, as Borrower

By:
Name:	Kathleen Valiasek
Title:	Chief Financial Officer

BOUNTI BITTERROOT LLC, as Borrower

By:
Name	: Kathleen Valiasek
Title:	Chief Financial Officer

GROW BOUNTI NORTHWEST, LLC, as Borrower

By:
Name:	Kathleen Valiasek
Title:	Chief Financial Officer

CONTROLLED ENVIRONMENT PROPERTY COMPANY, LLC, as Borrower

By:
Name:	Kathleen Valiasek
Title:	Chief Financial Officer

Signature Page to Restructuring Agreement and

Eleventh Amendment to Senior Credit Agreements

531 FOLEY LANE HAMILTON, LLC, as Borrower

By:
Name:	Kathleen Valiasek
Title:	President

LOCAL BOUNTI CORPORATION, as Holdings and a Guarantor

By:
Name:	Kathleen Valiasek
Title:	President and Chief Financial Officer

Signature Page to Restructuring Agreement and

Eleventh Amendment to Senior Credit Agreements

HOLLANDIA PRODUCE GROUP, INC.
HOLLANDIA PRODUCE GA, LLC
ADVANCED SUSTAIN ABILITY, LLC
HOLLANDIA REAL ESTATE, LLC
GREEN GROWTH CONSULTING, LLC
HOLLANDIA FLOWERS, LLC
HOLLANDIA PRODUCE, LLC, as Guarantors

By:
Name:	Kathleen Valiasek
Title:	President

LOCAL BOUNTI TEXAS LLC
LB OHIO, LLC, as Guarantors

By:
Name:	Kathleen Valiasek
Title:	President and Chief Financial Officer

Signature Page to Restructuring Agreement and

Eleventh Amendment to Senior Credit Agreements

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., as Senior Lender

By:
Name:
Title:

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., as Subordinated Lender

By:
Name:
Title:

Signature Page to Restructuring Agreement and

Eleventh Amendment to Senior Credit Agreements

SCHEDULE 1

SPECIFIED DEFAULTS

Schedule 1 – 1

ANNEX A-1

AMENDED SENIOR CREDIT AGREEMENT

See attached.

Annex A-1 – 1

ANNEX A-2

CLEAN AMENDED SENIOR CREDIT AGREEMENT

See attached.

Annex A-2 – 1

ANNEX B-1

EXHIBIT C

to

Senior Credit Agreement

See attached.

Annex B-1 – 1

ANNEX B-2

EXHIBIT E

to

Senior Credit Agreement

See attached.

Annex B-2 – 1

ANNEX B-3

EXHIBIT G

to

Senior Credit Agreement

[RESERVED]

Annex B-3 – 1

ANNEX C

Exhibit C

to

Senior Security Agreement

Commercial Tort Claims

Commercial tort claims of Holdings and the other Loan Parties against Fairchild US LLC and Fairchild Opportunity Fund LLC on the basis of breach of contract and fraud, and all other commercial tort claims arising from the facts alleged in the action entitled Local Bounti Corporation v. Fairchild US LLC and Fairchild Opportunity Fund LLC, Case No. 2024-1223-NAC, in the Court of Chancery of the State of Delaware.

Annex C – 1

ANNEX D

Forms of

Terminations and Releases of Subordinated Liens

See attached.

Annex E – 1